<COVER LETTER>

            Miller, Hamilton, Snider & Odom, L.L.C.

                      Post Office Box 19
                 Suite 802, One Commerce Street
                 Montgomery, Alabama 36101-0019
                          334-834-5550
                       334-265-4533 (fax)

                       February 11, 1997

FILED VIA EDGAR

Securities and Exchange Commission
Document Control Desk - EDGAR Room 1004
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: The Colonial BancGroup, Inc. (CIK No. 0000092339)
         Preliminary Proxy Statement for 1997 Annual Meeting

Ladies & Gentlemen:

     The accompanying EDGAR filing on behalf of The Colonial
BancGroup, Inc., CIK No. 0000092339 ("BancGroup"), is a preliminary filing because BancGroup is submitting an amendment to its certificate of incorporation to increase the authorized number of shares of common stock.

     The filing fee has been wire transferred by BancGroup to the SEC's designated lockbox depository at the Melon Bank in Pittsburgh.

     The annual meeting is scheduled for April 16, 1997. The registrant anticipates mailing its definitive proxy statement to stockholders on or about March 15, 1997.

     If the staff wishes at any time to discuss the filing, please call the undersigned at 334-834-5550. Please send copies of any correspondence relating to this filing to the undersigned either by facsimile to 334-265-4533 or by mail at Miller, Hamilton, Snider & Odom, L.L.C., Post Office Box 19, Montgomery, Alabama 36101-0019.

     Courtesy conforming paper copies will be made available upon request of the staff.

                               Sincerely,



                               Michael D. Waters
</COVER LETTER>


                    SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934
                     (Amendment No. ______)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement

[ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to section 240.14a-11(c) or
        240.14a-12

                  The Colonial BancGroup, Inc.
        ________________________________________________
        (Name of Registrant as Specified in Its Charter)


           ___________________________________________
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)     Title of each class of securities to which
            transaction applies:
            ____________________________________________________

     2)     Aggregate number of securities to which transaction
            applies:
            ____________________________________________________

     3)     Per unit price or other underlying value of
            transaction computed pursuant to Exchange Act Rule
            0-11
            ____________________________________________________

     4)     Proposed maximum aggregate value of transaction:
            ____________________________________________________

     5)     Total fee paid:
            _____________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ______________________________________________________

     2)   Form, Schedule or Registration Statement No.:
          ______________________________________________________

     3)   Filing Party:
          ______________________________________________________

     4)   Date Filed:
          ______________________________________________________

TO OUR STOCKHOLDERS:

     The annual meeting of the stockholders of The Colonial
BancGroup, Inc., will be held at 10:00 a.m., Wednesday, April 16,
1997, at the Colonial Financial Center, One Commerce Street,
Montgomery, Alabama.

     Enclosed is a Notice of the meeting, a Proxy Statement, a proxy card and the Annual Report to Shareholders for 1996. We hope that you will study the enclosed material carefully and attend the meeting in person.

     Whether you plan to attend the meeting or not, please sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. The proxy may be revoked by your vote in person at the meeting, by your execution and submission of a later dated proxy, or by your giving written notice of revocation to the Secretary of The Colonial BancGroup, Inc., at any time prior to the voting thereof. Thank you for your support.

                                        Sincerely,


                                        /s/   Robert E. Lowder
                                        ______________________________
                                        ROBERT E. LOWDER
                                        Chairman of the Board,
                                        Chief Executive Officer
                                        and President

March __, 1997


                        PRELIMINARY COPY

                          Notice Of The
                 ANNUAL MEETING OF STOCKHOLDERS

                    To Be Held April 16, 1997

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of The Colonial BancGroup, Inc. ("BancGroup"), a Delaware corporation, will be held at the Colonial Financial Center, One
Commerce Street, Montgomery, Alabama, on Wednesday, April 16, 1997, at 10:00 a.m., central time, for the following purposes:

     1. To elect the seven nominees named in the Proxy Statement as directors to serve for a term of three years;
     2. To ratify and approve an amendment to BancGroup's Restated Certificate of Incorporation which would increase of authorized shares of Common Stock from 44,000,000 to 100,000,000; and
     3. To transact such other business as may properly come before the meeting or any adjournments thereof but which is not now anticipated.

     Details respecting these matters are set forth in the accompanying Proxy Statement. Only stockholders of record at the close of business on March 1, 1997, will be entitled to notice of and a vote at the meeting. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to examination by any stockholder at BancGroup's principal office at One Commerce Street, Montgomery, Alabama, during ordinary business hours for any purpose germane to the meeting. Such list will be open for a period of at least 10 days prior to the meeting.

     All stockholders of BancGroup are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. THE PROXY MAY BE REVOKED BY YOUR VOTE IN PERSON AT THE MEETING, BY YOUR EXECUTION AND SUBMISSION OF A LATER DATED PROXY, OR BY YOUR GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COLONIAL BANCGROUP, INC. AT ANY TIME PRIOR TO THE VOTING THEREOF.

                             By Order of the Board of Directors



                              /s/    W. Flake Oakley, IV
                             ______________________________________
                             W. FLAKE OAKLEY, IV
                             Chief Financial Officer,
                             Treasurer and Secretary

March __, 1997


                        PRELIMINARY COPY

                  THE COLONIAL BANCGROUP, INC.
                       One Commerce Street
                      Post Office Box 1108
                    Montgomery, Alabama 36101
                     Telephone: 334-240-5000


                         PROXY STATEMENT
             FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement and the accompanying proxy are furnished on or about March 15, 1997 by The Colonial BancGroup, Inc. ("BancGroup") to the holders of record of Common Stock of BancGroup in connection with BancGroup's annual meeting of stockholders, and any adjournments thereof, to be held on Wednesday, April 16, 1997, at 10:00 a.m. at the Colonial Financial Center, One Commerce Street, Montgomery, Alabama. The matters to be considered and acted upon, including the election of directors, are described herein.

     The board of directors of BancGroup recommends the election of the seven director-nominees named in this Proxy Statement and the approval of the amendment of the Restated Certificate of Incorporation.

     The enclosed proxy is solicited on behalf of the board of directors of BancGroup and is revocable at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary of BancGroup, or by executing and submitting a later dated proxy, or by voting in person at the meeting. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions, if any. If no instructions are given, the proxies will be voted FOR the director-nominees named herein, FOR approval of the amendment of the Restated Certificate of Incorporation described herein and in accordance with the instructions of management as to any other matters that may come before the meeting.

     The cost of soliciting proxies will be borne by BancGroup. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph, and banks, brokers, nominees or fiduciaries will be required to forward the soliciting material to the principals and to obtain authorization of the execution of proxies. BancGroup may, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to the principals. BancGroup has retained the firm of Georgeson & Co. to solicit street name holders, and will pay such firm a fee of $6,500 for its services.

Stockholders Eligible to Vote

     This Proxy Statement is furnished to the holders of Common
Stock who were holders of record as of the close of business on March 1, 1997. Only those holders are eligible to vote at the meeting.

     Votes will be tabulated and counted by one or more inspectors of election appointed by the Chairman of the Board. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. A quorum consists of a majority of the shares of Common Stock outstanding.

          VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     As of January 23, 1997, BancGroup had issued and outstanding 18,836,456 shares of Common Stock with approximately 6,085 stockholders of record. Each such share is entitled to one vote. In addition, as of that date, 813,455 shares of Common Stock were subject to issue upon the exercise of options pursuant to BancGroup's stock option plans and up to 257,470 shares of Common Stock were issuable upon conversion of BancGroup's Debentures. There are currently 44,000,000 shares of Common Stock authorized.

Principal Stockholders

     The following table shows those persons who are known to BancGroup to be beneficial owners as of January 23, 1997, of more than five percent of BancGroup's outstanding Common Stock. Only stockholders of record as of March 1, 1997, are entitled to vote at the meeting. BancGroup is not aware of any material changes in the ownership of BancGroup Common Stock since January 23, 1997.


             Shares of BancGroup Beneficially Owned
             ---------------------------------------

Name                                                             Percentage
and                                Common                        of Class
Address                            Stock                         Outstanding(1)
-------                            -------------                 ---------------
Robert E. Lowder (2)               1,443,648 (3)                 7.35%
Post Office Box 1108
Montgomery, AL 36101

James K. Lowder (2)                1,099,649                     5.60%
Post Office Box 250
Montgomery, AL 36142

Thomas H. Lowder (2)               1,073,053                     5.46%
Post Office Box 11687
Birmingham, AL 35202


(1) Percentages are calculated assuming the issuance of 813,455 shares of Common Stock pursuant to BancGroup's stock option plans.

(2) Robert E. Lowder is the brother of James K., and Thomas H. Lowder. Robert E. Lowder disclaims any beneficial ownership interest in the shares owned by his brothers. Robert E., James K., and Thomas H. Lowder are sometimes referred to herein as the "Lowder brothers."

(3) Includes 90,510 shares of Common Stock subject to options under BancGroup's stock option plans.


Security Ownership of Management

     The following table indicates for each director, director-nominee, certain executive officers, and all executive officers and directors of BancGroup as a group the number of shares of outstanding Common Stock of BancGroup beneficially owned on January 23, 1997.


             Shares of BancGroup Beneficially Owned
             --------------------------------------


Name                                                             Percentage
and                                Common                        of Class
Address                            Stock                         Outstanding(1)
--------                           ------------                  --------------
DIRECTORS
Young J. Boozer                      7,436 (2)                      *
William Britton                      9,808                          *
Jerry J. Chesser                    73,600                          *
Augustus K. Clements, III            9,186                          *
Robert S. Craft                      5,997                          *
Patrick F. Dye                      18,980 (3)                      *
Clinton O. Holdbrooks              140,450 (4)                      *
D. B. Jones                         10,196 (5)                      *
Harold D. King                      78,054                          *
Robert E. Lowder                 1,443,648 (6)                    7.35%
John Ed Mathison                    14,227                          *
Milton E. McGregor                     -                            *
John C.H. Miller, Jr.               20,240 (7)                      *
Joe D. Mussafer                     10,132                          *
William E. Powell, III               7,176                          *
J. Donald Prewitt                  106,470 (8)                      *
Jack H. Rainer                       1,345                          *
Frances E. Roper                   182,399                          *
Ed V. Welch                         15,132                          *

CERTAIN EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS

Young J. Boozer, III                23,460 (2)(9)                   *
Michelle Condon                      9,293 (9)                      *
Michael R. Holley                    8,391 (9)                      *
W. Flake Oakley, IV                 19,729 (9)
All Executive Officers
& Directors as a Group           2,215,349 (10)                  11.27%


*Represents less than one percent.

     (1) Percentages are calculated assuming the issuance of 813,455 shares of Common Stock pursuant to BancGroup's stock option plans.

     (2) Includes 500 shares of Common Stock out of 1,000 shares owned by Young J. Boozer, and Young J. Boozer, III EX U/W Phyllis
C. Boozer.

     (3) Includes 17,980 shares of Common Stock subject to options exercisable under BancGroup's option plans.

     (4) Includes 12,262 shares of Common Stock subject to options under BancGroup's stock option plans and 39,499 shares held by Mr. Holdbrooks as trustee.

     (5)  Mr. Jones holds power to vote these shares as trustee.

     (6) Includes 90,510 shares of Common Stock subject to options under BancGroup's stock option plans.

     (7)  Includes 10,000 shares subject to options.

     (8)  Includes 30,802 shares subject to stock options.

     (9) Young J. Boozer, III, Michelle M. Condon, Michael R. Holley, and W. Flake Oakley hold options respecting 12,500, 5,000, 7,500, and 8,000 shares of Common Stock, respectively, pursuant to BancGroup's stock option plans, not counting options that are not exercisable within 60 days due to vesting requirements. Mr. Holley resigned as an executive officer on December 31, 1996.

     (10)  Includes shares subject to options.


                      ELECTION OF DIRECTORS

     BancGroup recommends that the stockholders elect the seven persons named below to hold office for the term of three years or until their successors are elected and qualified. BancGroup's Restated Certificate of Incorporation provides that the number of directors which shall constitute the entire board shall be fixed from time to time by resolutions adopted by the board, but shall not be less than three persons. The board has fixed the number at 19.

     BancGroup's certificate of incorporation provides for the election of directors to terms of three years, with approximately one-third of the total directors elected each year. Proxies cannot be voted for a number of directors greater than seven.

     If, prior to the voting at the annual meeting, any person to be elected a director is unable to serve or for good cause cannot serve, the shares represented by all valid proxies may be voted for the election of such substitute as the members of the board of directors may recommend. BancGroup management knows of no reason why any person would be unable to serve as a director.

     Assuming a quorum is present at the meeting, a plurality of the votes cast will be sufficient to elect the directors. On the proxy card, voting for directors is Proposal 1.

     The following table provides certain biographical information about the directors to be elected and the directors whose terms will not expire until 1998 and 1999. Executive officers serve at the discretion of the board of directors.



Name, Age and Year         Position and Offices           Present and
Became Director or         Held with BancGroup            Principal Occupation
Executive Officer          and Subsidiaries               for Last Five Years
------------------         --------------------           -----------------
DIRECTORS TO BE ELECTED FOR TERMS EXPIRING IN 2000
Jerry J. Chesser           Director, BancGroup;           President, Shelby Contracting
60, 1984                   Chairman of the Board,         Co., Inc. (general contractor),
                           Huntsville Bank                Huntsville

John Ed Mathison           Director, BancGroup;           Senior Minister, Frazer
59, 1987                   Director, Montgomery           Memorial United Methodist
                           Bank                           Church, Montgomery

Joe D. Mussafer            Director, BancGroup;           President, Montgomery Beverage
57, 1981                   Director, Montgomery           Company, Inc. (wholesale
                           Bank                           beverage distributorship),
                                                          Montgomery

William E. Powell, III     Director, BancGroup;           Executive Vice President,
52, 1987                   Director, Montgomery           Alabama Cattlemen's
                           Bank                           Association (trade
                                                          association), Montgomery

J. Donald Prewitt          Director, BancGroup,           President, Land Sales of
55, 1996                   Director, Colonial Bank        Central Florida, Inc., (real
                           in Florida                     estate development), Orlando
                                                          Florida

Frances E. Roper           Director, BancGroup;           Owner, Roper's Flowers
77, 1984                   Director, Colonial             (retail florist),
                           Bank in Alabama;               Huntsville
                           Director, Huntsville
                           Bank

Ed V. Welch                Director, BancGroup;           Chairman of the Board,
64, 1981                   Director, Montgomery           Welch, Hornsby & Welch, Inc,
                           Bank                           (Investment Advisory Firm)
                                                          and Trinity Investments Inc.,
                                                          (Investments Holding Company),
                                                          since May 1994; Chairman of
                                                          the Board and Chief Executive
                                                          Officer, AgriPro BioSciences,
                                                          Inc. October 1987-May 1994.

REMAINING DIRECTORS WHOSE TERMS EXPIRE IN 1998:
Augustus K. Clements, III  Director, BancGroup,           General Agent, The New England/
54, 1995                   Director, Colonial Bank        The Clements Agency (insurance),
                           in Alabama; Director,          Montgomery
                           Montgomery Bank

Robert S. Craft            Director, BancGroup;            President, Craft Farms
45, 1992                   Chairman of the Board,          (residential real estate and
                           Gulf Coast Bank                 golf course developer), Foley

Clinton O. Holdbrooks      Director, BancGroup;            Chairman of the Board,
58, 1986                   Chairman of the Board,          Colonial Bank--East Central
                           East Central Bank               since January 1988; President,
                                                           Transon, Inc., Knoxville,
                                                           Tennessee, September 1989 to
                                                           1992, Pell City

Harold D. King             Vice Chairman,                  Vice Chairman, BancGroup,
64, 1986                   BancGroup; Director             since October 1987-1996, Pell
                           Colonial Bank in                City
                           Alabama; Director, East
                           Central Bank

Robert E. Lowder*          Chairman of the Board,          Chairman of the Board,
54, 1981                   Chief Executive Officer         Chief Executive Officer and
                           and President, The              President, The Colonial
                           Colonial BancGroup,             BancGroup, Inc.; Chairman
                           Chairman of the Board,          of the Board, Chief Executive
                           Chief Executive Officer         Officer and President,
                           and President, Colonial         Colonial Bank in Alabama;
                           Bank in Alabama;                Chairman of the Board,
                           Chairman of the Board,          Colonial Bank in Georgia;
                           Colonial Bank in                Chairman of the Board,
                           Georgia; Chairman of            Colonial Mortgage Co.;
                           the Board, Colonial             Chairman and President,
                           Mortgage Co.,                   Colonial Broadcasting, (radio
                           Montgomery                      station), Montgomery

John C.H. Miller, Jr.      Director, BancGroup;            Partner, Miller, Hamilton,
53, 1981                   Director, Colonial              Snider & Odom, L.L.C. (law firm),
                           Bank in Alabama;                Mobile
                           Director, Gulf Coast Bank


REMAINING DIRECTORS WHOSE TERMS EXPIRE IN 1999:
Young J. Boozer            Director, BancGroup;            Director, ALFA Corporation,
84, 1981 (1)               Director, Birmingham            Montgomery; Senior Vice
                           Bank                            President, ALFA Life
                                                           Insurance Corporation, 1973
                                                           to 1988, Tuscaloosa

William Britton            Director, BancGroup             Chairman of the Board,
72, 1985                   Director, Northwest             Northwest Bank; Mack Sales,
                           Bank                            Inc. (truck service and
                                                           retail sales business),
                                                           Muscle Shoals

Patrick F. Dye             Director, BancGroup             Special Adviser, Auburn
57, 1981                                                   University, since December,
                                                           1992; Head Football Coach
                                                           and Athletic Director,
                                                           Auburn University,
                                                           1981-1992, Auburn

D. B. Jones                Director, BancGroup             President of E. A. Investment
76, 1987                                                   Corp; President, First Leasing,
                                                           Inc. (formerly First Southern
                                                           Commercial, Inc.) (leasing
                                                           business) since 1987, Opelika

Milton E. McGregor         Director, BancGroup             President and CEO, Greyhound
57, 1993                                                   Park, Inc.; President and CEO,
                                                           Jefferson County Racing
                                                           Association (greyhound racing
                                                           facilities) since 1992,
                                                           Montgomery

Jack H. Rainer             Vice Chairman,                  President and Chief Executive
74, 1981                   BancGroup                       Officer, Bankers Credit Life
                                                           Insurance Company,
                                                           Montgomery


* Indicates that the director is also an executive officer.

     (1) Young J. Boozer is the father of Young J. Boozer, III, an executive officer of BancGroup.


     Of the directors listed above, one serves as a director of another company whose securities are publicly traded or are registered under the Securities Exchange Act of 1934. Young J. Boozer is a director of ALFA Corporation, Montgomery, Alabama.

     There is an Audit Committee of the Board of Directors presently consisting of D. B. Jones, Chairman, William Britton, Jerry J. Chesser, Clinton O. Holdbrooks, and Frances E. Roper. According to BancGroup's Restated Certificate of Incorporation, there shall be an audit committee composed of not less than three directors appointed by the board annually or more often, none of whom shall be active officers of BancGroup, whose duty it shall be to make an examination at least once each year into the affairs of BancGroup and to report the results of their examination in writing to the board at the next regular meeting. The audit committee may make recommendations to the board of directors or the policy and procedures committee and, with the approval of the board of directors, may employ an independent qualified firm of certified public accountants. The audit committee met five times in 1996.

     BancGroup has a personnel and compensation committee presently consisting of John C.H. Miller, Jr., Chairman, Frances E. Roper, Joe D. Mussafer, Milton E. McGregor, Jack H. Rainer, and John Ed Mathison. The principal functions of this committee are to make recommendations from time to time to the board of directors regarding compensation and personnel matters, compensation plans in which officers and directors are eligible to participate, the establishment of or changes in benefit plans in which officers and employees participate, and personnel policies. A Subcommittee of this committee consisting of Joe D. Mussafer and Frances E. Roper serves these functions regarding executive officers of BancGroup. These committees met two times each in 1996. (See "Executive Compensation Committee Report").

     BancGroup has no nominating committee.

     During 1996, the board of directors met four times. All directors attended 75% or more of these meetings, plus meetings of committees of the board on which they served, except for John Ed
Mathison who attended 50%.

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934 requires BancGroup's directors, certain officers and persons who own more than ten percent of a registered class of BancGroup's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish BancGroup with copies of all
Section 16 (a) forms they file, including Form 5s which are filed with the SEC annually.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, BancGroup believes that during 1996 all filings applicable to its officers, directors and greater than ten-percent beneficial owners were made timely except that Donald Prewitt, a director, filed on February 6, 1997, a Form 4 (which was due January 10, 1997) showing the exercise on December 27, 1996 of options respecting 4,702 shares of Common Stock.


               COMPENSATION COMMITTEE INTERLOCKS
                    AND INSIDER PARTICIPATION

     The Personnel and Compensation Committee of BancGroup consists of John C.H. Miller, Jr., Chairman, Frances E. Roper, Milton E. McGregor, Joe D. Mussafer, John Ed Mathison, and Jack H. Rainer. Of these members, John C.H. Miller, Jr., is a partner in the law firm of Miller, Hamilton, Snider & Odom, L.L.C. Such firm performed legal services for BancGroup and its subsidiary banks in 1996 and received approximately $1,474,853 in fees. Jack H. Rainer is also affiliated with a company that performs services for BancGroup.
See "Other Transactions" below. In addition, as described below at "EXECUTIVE COMPENSATION-Compensation Plans," John C.H. Miller, Jr. received employee-related compensation from BancGroup in 1996, of $41,000.

     Robert E. Lowder, President, CEO and Chairman and a principal stockholder of BancGroup, is the brother of James K. and Thomas H. Lowder, principal stockholders of BancGroup. For a discussion of certain transactions between such persons and BancGroup, see "Certain Transactions with The Colonial Company and the Lowder Brothers," which follows immediately below.

Certain Transactions with The Colonial Company and the Lowder
Brothers

     BancGroup and its subsidiaries lease office space in the Colonial Financial Center in Montgomery, Alabama, from GC Associates I, Joint Venture, a partnership owned 50% by affiliates of the Lowder brothers. The lease agreements, which began in 1987 and 1992 and expire in 1999 through 2007, provide that BancGroup and its subsidiaries will pay $1,330,437 in the aggregate, per annum, subject to certain adjustments, to GC Associates I.

     Colonial Bank currently leases the real estate on which one of its Montgomery, Alabama branches is located from the Lowder brothers for an annual rental of $6,000. This lease commenced in 1974, renewed in 1994 and has a five-year term. Colonial Bank also leases space for one of its automated teller machine (ATM) facilities from Village Mall for an annual rental of $12,000, a mall owned by Colonial Realty Limited Partnership, a company in which the Lowder brothers own 31.05% of the partnership units. This lease commenced in 1989, renewed in 1994 and has a three-year term.

     BancGroup subsidiaries also lease space from Colonial Properties Trust, in which the Lowder brothers own 4.27% of the outstanding shares, and Thomas H. Lowder is an executive officer and Thomas H. Lowder and James K. Lowder are trustees, for operational areas and a branch office in Montgomery, Alabama. These leases commenced in 1989, 1992 and 1995 and expire in 1999 and 1997. BancGroup's subsidiaries will pay $453,334, per annum, subject to certain adjustments, as lease payments to Colonial Properties Trust.

     REL Services Inc. ("REL Services"), a corporation wholly owned by Robert E. Lowder, provides airplane services to BancGroup and its subsidiaries. The term of the agreement, as amended in April 1995, is one year with automatic renewal for additional one-year terms. The amended agreement provides that BancGroup and its subsidiaries shall pay REL Services $1,450,000 per year in monthly installments for the use of a Cessna Citation aircraft owned by REL Services for unlimited hours of flight and ground time per year.

     In 1996, Colonial Bank paid $106,815 to Colonial Broadcasting Company ("Broadcasting") for advertising by Colonial Bank on radio stations owned by Broadcasting. Colonial Bank regularly advertises on such radio stations. Broadcasting is wholly owned by Robert E. Lowder.

     With respect to the above referenced transactions, management of BancGroup believes that such arrangements are at least as favorable to BancGroup as those which might be negotiated with unaffiliated parties for similar transactions.

Other Transactions

     BancGroup has retained in the past and proposes to retain in the future on behalf of BancGroup or its subsidiaries the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Mobile, Alabama, of which a director of BancGroup, John C.H. Miller, Jr., is a partner. Legal fees and expenses paid or accrued to this firm by BancGroup and its subsidiaries were approximately $1,474,853 for 1996.

     Bankers Credit Life Insurance Company of which Jack H. Rainer, a director of BancGroup, is chairman and principal stockholder, received approximately $1,683,939 in premiums for credit life and accident and health insurance provided to customers of Colonial Bank for the year ended December 31, 1996. Commissions of approximately 50% of premiums are paid to Colonial Bank by Bankers Credit Life.

     With respect to the above referenced transactions, management of BancGroup believes that such arrangements are at least as favorable to BancGroup as those which might be negotiated with unaffiliated parties for similar transactions.

Loans

     Certain directors, officers and principal stockholders of BancGroup and their affiliated interests were customers of and had transactions with Colonial Bank in the ordinary course of business during the past year; additional transactions may be expected to take place in the ordinary course of business. Included in such transactions were outstanding loans and commitments from Colonial Bank, all of which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

                     EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table presents for the last three fiscal years of BancGroup the compensation paid to the Chief Executive Officer of BancGroup and the four most highly compensated executive officers of BancGroup, in addition to the CEO, whose total annual salary and bonus for 1996 exceeded $100,000.



                                                                Long Term Compensation
                                  Annual Compensation                   Awards
                            ______________________________    __________________________
                                                              Restricted     Securities
Name and                                                        Stock        Underlying        All Other
Principal Position          Year    Salary ($)   Bonus ($)     Awards ($)     Options (#)    Compensation($)
____________________________________________________________________________________________________________
Robert E. Lowder            1996     $743,729     $277,397     $48,000(1)         --             $5,657(2)
Chairman, CEO               1995      675,347      240,000      38,700            --              5,656
and President               1994      560,000      140,000      24,075            __              5,311

W. Flake Oakley, IV         1996      151,971       15,000     118,125(3)      10,000             4,247
Executive Vice President,   1995      144,423       17,900      80,625(3)         --              4,140
Chief Financial Officer     1994      129,423       21,200        --              --              3,686
Treasurer and Secretary

Young J. Boozer, III        1996      119,985         5,000       --              --              3,184
Executive Vice              1994      119,423         7,392       --              --              3,150
President                   1994      114,422         6,600       --              --              3,053

Michael R. Holley *         1996      193,842          --         --            5,000             4,620
Executive Vice              1995      184,682        13,694     32,250(4)       5,000             4,626
President                   1994      183,208        25,000       --              --              4,245

Michelle Condon             1996       99,717         5,000     39,375(3)       6,000             2,704
Executive Vice              1995       85,000         8,500       --              --              2,601
President                   1994       66,206         3,850       --              --              2,102


*    Mr. Holley resigned on December 31, 1996.

(1) Represents the market value as of December 31, 1996, of 1,200 shares of Common Stock awarded in lieu of cash director fees pursuant to BancGroup's Restricted Stock Plan for Directors. These shares vest at the conclusion of the director term during which they were awarded. Dividends were paid on 88 of these shares prior to vesting. At December 31, 1996, the market value of these shares was $40.00 per share.

(2)  The amounts shown in this column for Mr. Lowder consist of:
     $4,620 for annual company payments to the defined contribution plan and $1,037 for company paid insurance premiums paid in 1996, $4,620 and $1,036 paid in 1995 and $4,620 and $691 paid in 1994, respectively. The amounts shown for all other persons reflect only annual company payments to the defined contribution plan.

(3) Represents the market value, on the date of grant, of shares awarded under BancGroup's Stock Bonus Plan. Mr. Oakley and Ms. Condon were granted 3,000 and 1,000 shares respectively, on December 19, 1996 and Mr. Oakley was granted 2,500 shares on December 20, 1995. These shares will vest 20% per year beginning one year from the date of grant. The holder is entitled to receive dividends on these shares and to vote the shares prior to vesting. The aggregate value of these holdings at December 31, 1996, for Mr. Oakley was $220,000 and for
     Ms. Condon was $40,000.

(4) Represent the market value as of December 30, 1995, of 1,000 shares awareded under BancGroup's Stock Bonus Plan. See footnote (3) for vesting dividend and voting rights.


FOR A DISCUSSION OF CERTAIN COMPENSATION COMMITTEE INTERLOCKS, SEE "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION." SEE ALSO "EXECUTIVE COMPENSATION COMMITTEE REPORT."

Options

     The following table shows certain information respecting exercised and unexercised options for Common Stock held by BancGroup executive officers at December 31, 1996. Certain options have been granted pursuant to a vesting schedule which only permits the holder to exercise options respecting 20 percent of the shares for each year the holder is employed after the grant of options.


   Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                     Number of Securities      Value of Unexercised
                                                          Underlying               In-the-Money
                                                     Unexercised Options At         Options At
                                                        December 31, 1996       December 31, 1996 (2)
                                                     ----------------------    ----------------------
                   Shares Acquired      Value             Exercisable/              Exercisable/
Name               On Exercise (#)  Realized ($)(1)      Unexercisable(3)              Unexercisable
_____________________________________________________________________________________________________
Young J. Boozer             0         $       0            12,500/0                  $  417,302/0
Robert E. Lowder            0                 0            90,510/0                   3,062,858/0
W. Flake Oakley             0                 0             8,000/5,000                 108,518/600
Michael R. Holley       2,500            49,050             7,500/0                      97,625/0
Michelle Condon             0                 0             5,000/1,000                  39,863/120



(1) Value realized is the difference between the fair market value of the securities underlying the options and the exercise price on the date of exercise.

(2) Value is calculated by subtracting the exercise price from the market value of underlying securities at December 31, 1996.

(3) Options vest at the rate of 20% per year for each year the holder is employed after the date of grant.



     The following table shows certain information respecting grants of options respecting Common Stock to certain executive officers of BancGroup during 1996.


                             Option Grants in Last Fiscal Year

                                                                                          Potential realizable value at
                                                                                          assumed annual rates of
                                                                                          stock price appreciation
                       Individual Grants                                                  for option term
                    ------------------------  -----------------------------------------------------------------------------
                                 Percent of
                    Number of    total
                    Securities   options
                    Underlying   granted to                  Market
                    Options      employees    Exercise or    Price
                    Granted      in fiscal    base price     on Date    Expiration
Name                (#)          year         ($/Sh)         of Grant   date               O% ($)      5% ($)       10%($)
___________________________________________________________________________________________________________________________
W. Flake Oakley      5,000        2.62%         $39.88          *       December, 2006          0     $125,402     $317,792
W. Flake Oakley      2,500        1.31%          34.63          *       April, 2006             0       54,447      137,978
W. Flake Oakley      2,500        1.31%          29.43       $34.63     April, 2006       $13,000       46,271      117,260
Michelle Condon      2,500        1.31%          29.43       $34.63     April, 2006       $13,000       46,271      117,260
Michelle Condon      2,500        1.31%          34.63          *       April, 2006             0       54,447      137,978
Michelle Condon      1,000         .52%          39.88          *       December, 2006          0       25,080       63,558
Michael R. Holley    2,500        1.31%          34.63          *       April, 2006             0       54,447      137,978
Michael R. Holley    2,500        1.31%          29.43       $34.63     April, 2006       $13,000       46,247      117,260

*  Same as exercise price


Defined Benefit Plan

     BancGroup has adopted a Retirement Plan ("Plan") for all of the employees of BancGroup and its subsidiaries' employees. An employee becomes eligible on January 1 or July 1 following age 21 and completion of 1,000 hours of service during a year of employment by BancGroup or one of its subsidiaries.

     The following table reflects the estimated annual benefits payable upon retirement under the Plan as a single life annuity commencing at age 65. These benefits ignore the lower benefit rate applicable to earnings below the Social Security Covered
Compensation level.

                                    Years of Service
-----------------------------------------------------------------------------------------
Final Annual
Remuneration         5              10              15              20              25
-----------------------------------------------------------------------------------------
  $100,000        $ 7,600        $ 15,200        $ 22,800        $ 30,400        $ 38,000
  $125,000        $ 9,500        $ 19,000        $ 28,500        $ 38,000        $ 47,500
  $150,000        $11,400        $ 22,800        $ 34,200        $ 45,600        $ 57,000

Over $150,000  Benefits are identical to benefits paid per $150,000.


     Benefits are based upon the number of years of service
(maximum 25 years), the participant's final earnings, and the amount of Social Security Covered Compensation. A participant receives credit for a year of service for every year in which 1,000 hours are completed in the employment of BancGroup or its subsidiaries.

     The benefits shown are limited by the current statutory limitations which restrict the amount of benefits which can be paid from a qualified retirement plan. The statutory limit on compensation which may be recognized in calculating benefits is $150,000. This limitation is scheduled to increase periodically with the cost of living increase.

     All compensation, except compensation which relates to director fees, if any, shown for executive officers in the cash compensation table above is covered by the Plan. Robert E. Lowder has 31 years of eligibility, Young J. Boozer, III has eleven years,
W. Flake Oakley, IV has eight years and Michelle Condon has 23 years.

Compensation Plans

     Directors Plan.  BancGroup's Restricted Stock Plan for
Directors (the "Directors Plan") provides a means whereby all directors of BancGroup and its subsidiaries may receive shares of BancGroup Common Stock in lieu of cash director fees for service as directors.

     Upon election as a director, each director may receive, at the option of the director in lieu of cash fees, that number of whole shares of Common Stock of BancGroup, rounded to the nearest whole number, determined by dividing the Regular Fees the director would have received during the director's current term of office by the average of the closing prices of the Common Stock as reported by the New York Stock Exchange for the period of 30 trading days prior to such election. "Regular Fees" means that amount of fees payable to a director in cash, and without regard to attendance at meetings, for a full term of office as a director.

     A director may also elect to receive Common Stock at the end of the term, based upon the amount of Supplemental Fees such director would have been entitled to receive during such term and subject to certain restrictions and risks of forfeiture, provided such director has waived the receipt of Supplemental Fees at the commencement of such director's term. "Supplemental Fees" means fees paid to a director for attendance at the committee meetings, special meetings of the board of directors, or otherwise, and which are paid only on an ad hoc basis. The number of shares to which the director is entitled shall be calculated at the end of the director's term and shall be equal to that number of whole shares of Common Stock, rounded to the nearest whole number determined by dividing the Supplemental Fees the director would have received during the current term by the average of the closing prices of the Common Stock for the period of 30 trading days prior to the election as a director to such term.

     Each director of BancGroup who participates in the Director's Plan must enter into a written agreement with BancGroup.
Directors of BancGroup who serve three year terms may elect on an annual basis whether to participate in the Directors Plan for the following year commencing with the annual meeting of stockholders, in which case the 30-day period used to determine price expires prior to the annual meeting which commences the period of annual participation. No director may receive more than 1,200 shares of Common Stock during any one year, except for shares which may be received through stock splits, stock dividends, or certain other events specified in the Plan.

     Directors to whom shares of Common Stock have been awarded in lieu of Regular Fees under the Directors Plan shall have all rights of shareholders with respect to shares of Common Stock so awarded, subject to certain provisions regarding forfeiture, which means, among other things, that directors may receive dividends upon and vote the shares of Common Stock awarded in lieu of Regular Fees.

     Stock Option Plans. BancGroup adopted in 1992 incentive and nonqualified stock option plans pursuant to which options for Common Stock may be issued to officers, directors and employees. BancGroup may issue a total of 1,350,000 shares of Common Stock under these plans.

     BancGroup's former stock option plans expired in 1992, but have options currently outstanding.

     Stock Bonus Plan.  BancGroup also adopted in 1992 a Stock
Bonus and Retention Plan pursuant to which 750,000 shares of Common Stock may be issued.

     Director Compensation. The policy of BancGroup is that the directors of BancGroup receive a fee of $500 per month plus $750 for each board meeting attended. Members of committees receive fees of $350 for each committee meeting attended. Certain directors of BancGroup also serve as directors of Colonial Bank or its regional banks and receive fees that are comparable to those paid by BancGroup. In addition, directors of BancGroup are allowed to receive BancGroup Common Stock in lieu of cash compensation as directors pursuant to the Directors Plan. Director fees paid to BancGroup directors in cash for 1996 totaled $157,156. A total of 3,932 shares of Common Stock were earned and 4,908 shares were issued under this plan in 1996 to BancGroup directors for service as directors of BancGroup and its subsidiaries.

     Harold King, John C.H. Miller, Jr., Clinton O. Holdbrooks and Patrick F. Dye received employee-related compensation during 1996 of $80,000, $41,000, $1,200 and $3,808, respectively. Mr. Miller provides advice to BancGroup management and to the Colonial Bank-Gulf Coast that extends beyond legal work for which Mr. Miller receives legal fees. Mr. Dye performs public relations services for BancGroup and Colonial Bank.

                  EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Personnel and Compensation Committee of BancGroup (the "Committee") consists of John C.H. Miller, Jr., Chairman, Milton E. McGregor, Joe D. Mussafer, John Ed Mathison, Jack H. Rainer and Frances E. Roper. However, a subcommittee of the Personnel and Compensation Committee (the "Subcommittee") consisting of Joe D. Mussafer and Frances E. Roper, has been established by BancGroup's board of directors for the purpose of reviewing and approving all cash compensation to executive officers of BancGroup. The Subcommittee also makes decisions regarding the award of BancGroup common stock under BancGroup's stock option and stock bonus plans, including awards made to executive officers. The full Committee reviews and determines cash compensation as it relates to officers of BancGroup other than BancGroup's executive officers.

     John C.H. Miller, Jr., and John Ed Mathison receive employee-related compensation from BancGroup, and the law firm of which Mr. Miller is a partner receives legal fees from BancGroup.
See "Executive Compensation Committee Interlocks and Insider
Participation."

Compensation Principles

     The Subcommittee attempts to establish executive compensation in accordance with five principles: (1) BancGroup's financial performance, both in terms of the attainment of short-term and long-term goals; (2) the competitiveness of executive compensation with BancGroup's peers, so that BancGroup can attract and keep competent executives; (3) the encouragement of stock ownership by executive officers; (4) the individual performance of each executive officer; and (5) recommendations of the chief executive officer regarding all executive officers other than himself. No weight or relative value is assigned to any principle.

Total Cash Compensation

     Cash compensation consists of an annual salary which is established at the beginning of the fiscal year and a year-end bonus described further below.

     Salaries of the executive officers of BancGroup for 1996 were determined by the Subcommittee in early January, 1996.

     In setting compensation for the 1996 fiscal year, the Subcommittee reviewed the compensation paid by a peer group of 45 bank holding companies which, as of June 30, 1995, had total assets of between $3 and $10 billion, which is a category designated by the Federal Reserve Board as Peer Group 2. A total of 57 bank holding companies were in this category, but compensation information on 12 companies was not available. In addition, Alabama's largest bank holding companies, regardless of asset size, were included in the peer group because of their direct in-state competition with BancGroup. BancGroup had total assets of $3.7 billion at year-end 1995.

     The salaries paid to executive officers in the peer group companies were analyzed in terms of (1) return on average assets,
(2) return on average equity, (3) nonperforming assets and (4) stock performance within ranges comparable to the same performance criteria for BancGroup. These criteria reflect how well the executives perform for the benefit of stockholders and provide a range of performance comparable to the performance of BancGroup.

     The Subcommittee treated the performance criteria equally in attempting to judge the performance of BancGroup and in making the comparisons with the peer group. The Subcommittee did not recommend compensation levels based upon a formula, but, rather, after reviewing the factors outlined above, and after receiving recommendations of the chief executive officer for each person reviewed other than the chief executive officer, the Subcommittee established salaries for 1996 that, in its subjective judgment, were fair in terms of BancGroup's performance in comparison with the peer group, the responsibilities performed by the executive within BancGroup and the level of compensation paid to comparable executives in the peer group companies.

Compensation for Chief Executive Officer

     The criteria used above to evaluate salaries for the executive officers were also used for Mr. Lowder, the chief executive officer. Ultimately, however, the Subcommittee determined a level of annual compensation for Mr. Lowder based upon what it subjectively deemed appropriate.

     The Subcommittee recommended that Mr. Lowder's salary for 1996 be set at $750,000.

Cash Bonuses

     In 1996, BancGroup's incentive compensation plan, in effect since 1993, was revised. The revised incentive plan applies to all salaried employees and is based upon increases in earnings over the previous year measured on a regional bank basis. Under the revised plan, ranges of earnings increases are established and two separate schedules, the aplicability of which is governed by BancGroup's return on assets, set forth percentages of eligible salaries that correspond to each range and that define the pool of incentive dollars available for distribution within a particular region.

     As applied specifically to employees of the holding company, including BancGroup's executive officers exclusive of the chief executive officer, the earnings ranges established under the plan are based upon BancGroup consolidated earnings. In addition, only one schedule of eligible salaries percentages is applicable. As a result, a predefined percentage of the aggregate base salaries of holding company employees is available for distribution to these employees.

     In a delegation of its authority, the Subcommittee authorized the chief executive officer sole discretion in the distribution of this incentive pool to BancGroup's executive officers. Pursuant to this delegation, the chief executive officer awarded the following cash bonuses: $5,000 to Young J. Boozer, III, $5,000 to Michelle
M. Condon, and $15,000 to W. Flake Oakley, IV.

     The Subcommittee awarded a bonus of $277,397 to the chief executive officer at the sole discretion of the Subcommittee. In awarding such bonus, the Subcommittee considered the same four performance criteria that the Subcommittee considers in determining annual compensation, although the amount of such bonus was a subjective judgment of what the Subcommittee deemed to be appropriate.

Stock Bonuses and Options

     Shares of BancGroup common stock were awarded under BancGroup's Stock Bonus and Retention Plan as follows: 1,000 shares to Ms. Condon, and 3,000 shares to Flake Oakley. In addition, BancGroup stock options were awarded under BancGroup's Incentive Stock Option Plan as follows: 1,000 options to Ms. Condon, 1,000 options to Sam Morgan, and 5,000 options to Mr. Oakley. In each case, shares and options vest at the rate of 20% per year for each year the employee is employed from the date of grant. The awards were made based upon a determination by the Subcommittee of what the Subcommittee deemed appropriate, including the recommendation of BancGroup's Chief Executive Officer, Robert E. Lowder.

     This foregoing report is submitted by the Subcommittee.


                                          Subcommittee:
                                          Joe D. Mussafer
                                          Frances E. Roper


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                   AMONG BANCGROUP, NASDAQ TOTAL MARKET INDEX,
                     NASDAQ BANK STOCK INDEX, S&P 500 INDEX
                       AND S&P REGIONAL BANK STOCK INDEX


                                                        Fiscal Year Ending
                            _________________________________________________________
Company                     1991     1992       1993       1994       1995      1996
_______                     ____     ____       ____       ____       ____      ____
Colonial Bancgroup CL A     100     141.88     146.77     160.46     271.24    347.31
Industry Index              100     127.34     135.00     127.78     201.21    274.93
Broad Market                100     107.64     118.50     120.06     165.18    203.11

The Industry Index chosen was:
   S&P Industry Group 815 -- Banks Major Regional

The Broad Market Index chosen was:
   An index of the companies on the S&P 500

The current composition of the Industry Index is as follows:
   Banc One Corp                       Mellon Bank Corp
   Bank of Boston Corp                 National City Corp
   Bank of New York Corp               Nationsbank Corporation
   Barnett Banks, Inc                  Norwest Corp
   Comerica Inc                        PNC Bank Corp
   Corestates Financial CP             Republic NY Corp
   Fifth Third Bancorp                 Suntrust Banks Inc
   First Bank Systems Inc              U.S. Bancorp Ore
   First Union Corp                    Wachovia Corp
   Fleet Financial Group               Wells Fargo & Co
   Keycorp


     Neither the foregoing graph nor the Executive Compensation Committee Report given above is to be deemed to be incorporated by reference into any past or subsequent filings by BancGroup under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                   APPROVAL OF AMENDMENT TO RESTATED
                     CERTIFICATE OF INCORPORATION
                     TO INCREASE AUTHORIZED SHARES

     BancGroup's board of directors recommends that the stockholders approve an amendment to Article 4 of the Restated
Certificate of Incorporation, which authorizes an increase in the number of shares of Common Stock, par value $2.50 per share, which BancGroup may issue from 44,000,000 to 100,000,000 shares.
Purpose.

     The board of directors of BancGroup believes that it is desirable and necessary to have additional authorized shares of Common Stock available for possible future financing and acquisition transactions, stock dividends or splits, employee benefits plans and other general corporate purposes. Having such additional authorized shares available for issuance in the future will give BancGroup greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders meeting. All authorized but unissued shares of Common Stock approved by this amendment will be available for issuance without further action by the stockholders, unless such action is otherwise required by applicable law.

     During 1996 and the first quarter of 1997, BancGroup issued additional shares of its Common Stock in the acquisition of seven banks and thrifts. In addition, on February 11, 1997, a 2 for 1 stock split effected as a 100% stock dividend was undertaken pursuant to which shares of BancGroup's Common Stock were distributed to stockholders of record as of February 4, 1997. As of March 1, 1997, there were ____________ shares of Common Stock outstanding. After giving effect to shares due to be issued pursuant to pending acquisitions and shares reserved for issuance pursuant to stock option, dividend reinvestment, other employee benefit plans and its convertible subordinated debentures, BancGroup has a total of approximately ___________ shares of Common Stock currently available for issue.

     If the amendment is approved, the newly authorized shares of Common Stock could be issued in public or private offers by the board of directors at such times, for such purposes and for such consideration as it may deem advisable and without stockholder approval. Other than shares that may be issued pursuant to its employee benefit plans and its convertible subordinated debentures, BancGroup has no present plans, arrangements or understandings concerning issuance of additional shares of Common Stock. However, BancGroup intends in the future to issue additional shares of Common Stock as acquisition opportunities arise.

Disadvantages of Issuance of Shares.

     Issuance of additional shares of common stock might have antitakeover effects by diluting the voting power of a person seeking to acquire control of BancGroup by a tender offer, proxy contest, or otherwise. Such effect, however, is not the purpose of the proposed increase in the number of shares of authorized common stock. The authorization to issue additional shares of Common Stock as described above will not itself affect the rights of existing stockholders. If approved, this amendment would result in BancGroup's having available for issuance, and reserving sufficient shares pursuant to existing commitments, ___________ shares of Common Stock.

Preemptive Rights.

     Holders of the Common Stock do not have preemptive rights to subscribe for any additional securities which may be issued by BancGroup.

Text of Amendment.

     The amendment authorizing the increase in the authorized shares of Common Stock will amend the introductory paragraph of
Article 4 of BancGroup's Restated Certificate of Incorporation. If the amendment is approved, such paragraph would read as follows:

                              ARTICLE 4

              The total number of shares of all classes of stock which the corporation shall have authority to issue is 101,000,000 shares, of which 1,000,000 shares of the par value of $2.50 per share are to be Preference Stock
              (hereinafter called "Preference Stock") and
              100,000,000 shares of the par value of $2.50 per share are to be Common Stock (hereinafter sometimes called "Common Stock").

                 [The remainder of Article 4 is omitted.]

Vote Required.

     Approval of this amendment (proposal 2 on the proxy card) requires the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes, therefore, will have the same effect as a "no" vote. The board of directors of BancGroup recommends a vote FOR the amendment.

             RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

     BancGroup has selected the firm of Coopers & Lybrand L.L.P. to act as independent public accountant for the current year. It is expected that representatives of this firm will be present at the annual meeting and will have an opportunity to make a statement to and to answer questions from stockholders.

                   BYLAW PROVISIONS REGARDING CONDUCT
                        OF STOCKHOLDERS MEETINGS

     BancGroup's bylaws contain two provisions relating to the conduct of stockholder meetings.

     The first provision requires that certain procedures be followed by a stockholder of record who wishes to present business at the annual meeting of stockholders. In order to nominate persons for the board of directors or present other business at a meeting, a stockholder must provide written notice thereof to the secretary of BancGroup not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, provided that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting or the 20th day following the day on which public announcement of the date of such meeting is first made.

     As it relates to director nominations, the written notice must state all information as to each nominee required to be disclosed in solicitations of proxies for election of directors under SEC regulations, including the written consent of each such nominee. As for any other business that the stockholder proposes to bring before the meeting, the written notice must contain a brief description of the business, the reasons for conducting the business at the meeting and any material interest in such business of such stockholder. The notice must also contain the name and address of such stockholder and the class and number of shares of BancGroup owned beneficially and of record, as well as the same information for each beneficial owner who may be nominated for director.

     The board of directors is not required to nominate a person designated by a stockholder or to take up such other business as may be contained in a written notice from a stockholder; however, compliance with this procedure would permit a stockholder to nominate the individual at the stockholders meeting, and any stockholder may vote shares in person or by proxy for any individual such stockholder desires. The procedures relating to nominating directors and presenting other business at a stockholders meeting may only be used by a stockholder who is a stockholder of record at the time of the giving of the notice by the stockholder to the secretary of BancGroup. The procedures do not prohibit or apply to stockholder proposals under SEC rule 14a-8 as described at "PROPOSALS OF STOCKHOLDERS."

     The second provision of BancGroup's bylaws relates to the conduct of the business at a stockholder meting. Under that provision, the board of directors of BancGroup has the authority to adopt rules for the conduct of meetings, and, unless inconsistent with any such rules, the Chairman of the meeting may prescribe such rules, regulations and procedures as, in his judgment, are appropriate for the proper conduct of the meeting.

                      PROPOSALS OF STOCKHOLDERS

     Subject to certain rules of the SEC, proposals by shareholders intended to be presented at BancGroup's 1998 annual meeting of shareholders must be received at BancGroup's principal executive offices not less than 120 calendar days in advance of March __, 1998, for inclusion in the proxy or information statement relating to the 1998 annual meeting.

                           OTHER MATTERS

     BancGroup does not know of any matters to be presented for action at the meeting other than those listed in the notice of the meeting and referred to herein.

     BancGroup will furnish without charge to its stockholders, upon written request, a copy of its annual report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the SEC for the year ended December 31, 1996. Copies of the exhibits to such report will also be available upon payment of a reasonable fee for copying charges. Requests should be made to:

     Chief Financial Officer, Treasurer and Secretary
     The Colonial BancGroup, Inc.
     Post Office Box 1108
     Montgomery, Alabama 36101.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

     YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF
REVOCATION TO THE SECRETARY OF BANCGROUP AT ANY TIME PRIOR TO THE
VOTING THEREOF, BY EXECUTING AND SUBMITTING A LATER DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.


                      SOLICITED BY THE BOARD
                           OF DIRECTORS

                              PROXY

                           Common Stock
                   The Colonial BancGroup, Inc.
                  Annual Meeting of Stockholders
                          April 16, 1997

     The undersigned hereby appoints Robert E. Lowder and William
E. Powell, III, and either of them, or such other persons as the board of directors of The Colonial BancGroup, Inc. ("BancGroup"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of BancGroup at the annual meeting of stockholders to be held on April 16, 1997 and at any and all adjournments thereof.

     1. Election of Directors:

     NOMINEES FOR A TERM EXPIRING IN 2000: Jerry J. Chesser, John Ed Mathison, Joe D. Mussafer, William E. Powell, III, J. Donald
Prewitt, Frances E. Roper and Ed V. Welch.

  [ ] FOR all nominees listed except    [ ] WITHHOLD authority to
      as marked to the contrary             vote for all nominees

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE ABOVE
LIST.

     2.  To ratify and approve an amendment to the Restated
Certificate of Incorporation to increase the authorized number of shares of Common Stock from 44,000,000 to 100,000,000.

     [ ]  FOR        [ ] AGAINST        [ ] ABSTAIN

     3. In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, to vote for the election of any person as a direction should any person named in the proxy statement to be elected be unable to serve or for good cause cannot serve, and to vote upon matters incident to the conduct of the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PERSONS NAMED IN PROPOSAL 1, AND FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE DISCRETION ON THE PROXY HOLDERS RESPECTING PROPOSAL 3.

     Please sign and date this proxy.

                                     Dated ----------, 1997

                                     Phone No. ------------------


                                     ----------------------------
                                     (Signature of Stockholder)



                                     ----------------------------
                                     (Signature of Stockholder, if
                                     more than one)

                                     Please sign exactly as your name
                                     appears on the envelope in which
                                     this material was mailed. Agents,
                                     executors, administrators,
                                     guardians, and trustees must give
                                     full title as such. Corporations
                                     should sign by their President or
                                     authorized officer.